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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 24, 2002, except for Notes 7 and 13 as to which the date was August 31, 2002, accompanying the financial statements of Collegiate Pacific, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/GRANT THORNTON LLP


Dallas, Texas
March 13, 2003